As filed with Securities and Exchange Commission on February 9, 2007 SEC File No.: 333-

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                       ______________________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                      Under the Securities Act of 1933
                       ______________________________

                          TRYCERA FINANCIAL, INC.
           (Exact name of registrant as specified in its charter)
                       ______________________________

            Nevada                                         33-0910363
(State or other jurisdiction of                    (I.R.S. Employer I.D. No.)
incorporation or organization)

   18023 East Sky Park Circle, Suite G, Irvine, CA          92614
      (Address of Principal Executive Offices)            (Zip Code)

                       ______________________________

                   2004 Stock Option/Stock Issuance Plan
                         (Full titles of the plans)
                       ______________________________

                             Bryan Kenyan, CFO
           18023 East Sky Park Circle, Suite G, Irvine, CA  92614
                  (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (949) 273-4300
                       ______________________________

                                 Copies to:
                              Ronald N. Vance
                              Attorney at Law
                            1656 Reunion Avenue
                                 Suite 250
                          South Jordan, UT  84095
                          Telephone (801) 446-8802
                             FAX (801) 446-8803

                       CALCULATION OF REGISTRATION FEE

                                                          Proposed
Title of Each Class                  Proposed             Maximum
of Securities to     Amount to be    Maximum Offering     Aggregate       Amount of
be Registered        Registered (1)  Price Per Share (2)  Offering Price  Registration Fee
-------------------  --------------  -------------------  --------------  ----------------
Common Stock, Par    2,021,750 (3)    $1.10               $2,223,925       $238
Value $.001

Common Stock, Par    2,886,250 (4)    $0.63 (5)           $1,813,078 (6)   $194
Value $.001
-------------------  --------------  -------------------  --------------  ----------------
Total                4,908,000                            $4,037,003       $432

     (1) This Registration Statement shall also cover any additional shares of the Registrant's common stock in respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.
     (2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised, and (ii) in the case of shares of Common Stock for which options have not been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the bid and ask price of the common stock computed as of February 8, 2007, which was $1.10.
     (3) Represents shares issuable under the Plan for which no stock or options have been granted.
     (4) Represents shares subject to issuance upon the exercise of outstanding stock options granted under the Registrant's 2004 Stock Option/Stock Issuance Plan.
     (5) Represents the average exercise price for the outstanding options.
     (6) Calculated using the actual exercise price of each outstanding option.

                              TABLE OF CONTENTS

PART I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

  Item 1. Plan Information  . . . . . . . . . . . . . . . . . . . . . . . . 4
  Item 2. Registrant Information and Employee Plan Annual Information . . . 4

PART II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

  Item 3.  Incorporation of Documents by Reference  . . . . . . . . . . . . 4
  Item 4.  Description of Securities  . . . . . . . . . . . . . . . . . . . 4
  Item 5.  Interest of Named Experts and Counsel  . . . . . . . . . . . . . 5
  Item 6.  Indemnification of Directors and Officers  . . . . . . . . . . . 5
  Item 7.  Exemption from Registration Claimed  . . . . . . . . . . . . . . 5
  Item 8.  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  Item 9.  Undertakings . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                    PART I
             Information Required in the Section 10(a) Prospectus

Item 1. Plan Information

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933.

Item 2. Registrant Information and Employee Plan Annual Information

     The employees participating in the 2004 Stock Option/Stock Issuance Plan and recipients of the option grants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of
Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the
Section 10(a) prospectus directed in writing or orally to the Registrant's CEO at 18023 East Sky Park Circle, Suite G, Irvine, CA 92614, telephone number (949) 273-4300.

                                  PART II
             Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

     Trycera Financial, Inc. (the "Registrant") hereby incorporates into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Commission on April 7, 2006, pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2006, filed with the Commission on May 26, 2006, for the quarter ended June 30, 2006, filed with the Commission on August 14, 2006, for the quarter ended September 30, 2006, filed with the Commission on November 14, 2006; a Current Report on Form 8-K dated June 16, 2006, filed with the Commission on June 22, 2006; and all other reports filed with the Commission pursuant to Section 13 (a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB (Commission File No. 000-30872) filed with the Commission on July 21, 2000, together with the Current Report on Form 8-K dated January 22, 2007, filed by the Registrant with the Commission on January 24, 2007, and including any other amendments or reports filed for the purpose of updating such description.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interest of Named Experts and Counsel

     As of the date of this Registration Statement, Ronald N. Vance, P.C., counsel to the Registrant, owns 75,000 shares of our common stock. Mr. Vance also holds options to purchase 15,000 shares of common stock at $.001 per share. These options are fully vested and expire on May 27, 2014. Mr. Vance has served as outside counsel since the company's organization on May 10, 2000, and as secretary since May 7, 2004.

Item 6.  Indemnification of Directors and Officers

     Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons' conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

     Article VI of the bylaws of the Registrant provides that the corporation shall indemnify its directors, officers, and agents to the full extent permitted by the laws of the State of Nevada.

     Pursuant to the terms of the Registrant's employment agreements with Messrs Kerper and Kenyon, its President and CFO, respectively, the Registrant has agreed to indemnify each party if he is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer or employee of the Registrant, or is, or was, serving at the Registrant's request as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise. The Registrant has also agreed to advance all reasonable costs and expenses incurred by either party in connection with any such proceeding, provided that the party undertakes to repay the amount of such advance if it is ultimately be determined that he was not entitled to be indemnified against the costs and expenses.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed

Not Applicable

Item 8.  Exhibits

                                                   Incorporated by Reference
                                              ------------------------------------
Exhibit Exhibit                               Filing                                Filed
Number  Description                           Form    File No.   Exhibit    Date    Herewith
------- -----------                           ------  ---------  -------  --------  --------
4.1     Form of Common Stock Certificate      10-SB   000-30872  4.1      7/21/00

4.2     2004 Stock Option/Stock Issuance      8-K     000-30872  4.2      5/13/04
        Plan

4.3     Grant of Stock Option Form used       10-KSB  000-30872  4.3      4/7/06
        pursuant to the 2004 Stock Option/
        Stock Issuance Plan

4.4     Articles of Incorporation             8-K     000-30872  3.1      6/15/04

4.5     Current Bylaws                        10-QSB  000-30872  3.2      8/16/04

5.1     Opinion and Consent of Counsel                                                  X

23.1	Consent of Chisholm, Bierwolf &                                                 X
        Nilson, LLC, independent registered
        public accounting firm

23.2	Consent of Counsel (included in                                                 --
        Exhibit NO. 5.1)

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any material or changed information with respect to the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                    THIS SPACE INTENTIONALLY LEFT BLANK
                          SIGNATURE PAGE TO FOLLOW

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, California on January 22, 2007.

                                   Trycera Financial, Inc.

                                   By /s/ Matthew S. Kerper
                                      Matthew S. Kerper, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  January 22, 2007            /s/ Matthew S. Kerper
                                   Matthew S. Kerper, Director and President
                                   (Principal Executive Officer)


Date:  January 24, 2007            /s/ Luan Dang
                                   Luan Dang, Director


Date:  January 24, 2007            /s/ Randy Cherkas
                                   Randy Cherkas, Director


Date:  January 24, 2007            /s/ Alan S. Knitowski
                                   Alan S. Knitowski, Director


Date:  January 25, 2007            /s/ Robert Lang
                                   Robert Lang, Director


Date:  January 22, 2005            /s/ Bryan W. Kenyon
                                   Bryan W. Kenyon, Chief Financial Officer
                                   (Principal Financial Officer and Principal
                                   Accounting Officer)

                                EXHIBIT INDEX

                                                   Incorporated by Reference
                                              ------------------------------------
Exhibit Exhibit                               Filing                                Filed
Number  Description                           Form    File No.   Exhibit    Date    Herewith
------- -----------                           ------  ---------  -------  --------  --------
4.1     Form of Common Stock Certificate      10-SB   000-30872  4.1      7/21/00

4.2     2004 Stock Option/Stock Issuance      8-K     000-30872  4.2      5/13/04
        Plan

4.3     Grant of Stock Option Form used       10-KSB  000-30872  4.3      4/7/06
        pursuant to the 2004 Stock Option/
        Stock Issuance Plan

4.4     Articles of Incorporation             8-K     000-30872  3.1      6/15/04

4.5     Current Bylaws                        10-QSB  000-30872  3.2      8/16/04

5.1     Opinion and Consent of Counsel                                                  X

23.1	Consent of Chisholm, Bierwolf &                                                 X
        Nilson, LLC, independent registered
        public accounting firm

23.2	Consent of Counsel (included in                                                 --
        Exhibit NO. 5.1)

                                      9